                                                                  EXHIBIT (m)(4)

                              AMENDED AND RESTATED
                       MASTER DISTRIBUTION AND INDIVIDUAL
                            SHAREHOLDER SERVICES PLAN

               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                                 (THE "ISSUER")

                                     R CLASS

SECTION 1. FEES

a.   FEE. For purposes of paying  costs and expenses  incurred in providing  the distribution  services and/or individual  shareholder services set forth in
     SECTIONS 2 AND 3 below,  the series of the Issuer  identified on SCHEDULE A
     (the "Funds")  shall pay the investment  adviser  engaged by the Funds (the
     "Advisor"),  as paying agent for the Funds,  a fee equal to 50 basis points
     (0.50%)  per annum of the  average  daily net  assets of the  shares of the
     Funds' R Class of shares (the "Fee").

b.   APPLICABILITY  TO NEW FUNDS. If the Issuer desires to add additional  funds to the Plan,  whether  currently-existing  or created in the future (a "New
     Fund"),  and the Issuer's Board of Directors (the "Board") has approved the
     Plan for such New Fund in the  manner  set forth in SECTION 5 of this Plan, as well as by the then-sole  shareholder  of the R Class shares of such New
     Fund  (if  required  by  the  Investment  Company  Act  of  1940  or  rules promulgated  under the Act),  this Plan may be amended to provide that such
     New Fund will become subject to this Plan and will pay the Fee set forth in
     SECTION  1(A)  above,  unless  the  Board  specifies  otherwise.  After the adoption of this Plan by the Board with respect to the R Class of shares of the New Fund,  the term "Funds" under this Plan shall  thereafter be deemed to include the New Fund.

c.   CALCULATION  AND  ASSESSMENT.  Fees under this Plan will be calculated  and accrued daily by each Fund and paid to the Advisor monthly or at such other intervals as the Issuer and Advisor may agree.

SECTION 2. DISTRIBUTION SERVICES

The Advisor shall use the fee set forth in SECTION 1(A) of this Plan, to pay for services in connection  with any activities  undertaken or expenses  incurred by the  distributor  of the Funds'  shares (the  "Distributor")  or its  affiliates primarily  intended to result in the sale of R Class shares of the Funds,  which services may include,  but are not limited to, (A) payment of sales commissions,
ongoing   commissions  and  other  payments  to  brokers,   dealers,   financial
institutions  or others who sell R Class shares of the Funds pursuant to Selling
Agreements; (B) compensation to registered representatives or other employees of
Distributor who engage in or support  distribution of the Funds' R Class shares;
(C) compensation to, and expenses  (including  overhead and telephone  expenses)
of,  Distributor;  (D)  printing  of  prospectuses,   statements  of  additional
information and reports for other than existing  shareholders;  (E) preparation, printing

and distribution of sales literature and advertising  materials  provided to the
Funds'  shareholders and prospective  shareholders;  (F) receiving and answering
correspondence   from   prospective    shareholders,    including   distributing
prospectuses, statements of additional information, and shareholder reports; (G)
provision of facilities to answer  questions from  prospective  investors  about
Fund shares;  (H) complying with federal and state securities laws pertaining to the sale of Fund shares; (I) assisting investors in completing application forms and  selecting  dividend  and other  account  options;  (J)  provision  of other reasonable  assistance in connection with the  distribution of Fund shares;  (K)
organizing  and  conducting  of  sales  seminars  and  payments  in the  form of
transactional   compensation  or  promotional  incentives;  (L)  profit  on  the foregoing; and (M) such other distribution and services activities as the Issuer determines may be paid for by the Issuer  pursuant to the terms of this Plan and in accordance  with Rule 12b-1 of the 1940 Act;  provided that if the Securities and Exchange  Commission  determines that any of the foregoing  services are not
permissible   under  Rule  12b-1,   any  payments  for  such   activities   will
automatically cease.

SECTION 3. INDIVIDUAL SHAREHOLDER SERVICES

Advisor may engage third parties to provide individual  shareholder  services to the shareholders of the R Class shares ("Individual Shareholder Services").  The amount  set  forth  in  SECTION  1(A) of this  Plan may be paid to  Advisor  for expenses  incurred  by it as a result  of these  arrangements.  Such  Individual
Shareholder Services and related expenses relate to activities for which service fees may be paid as contemplated by the Conduct Rules of the Financial  Industry
Regulatory  Authority  ("FINRA"),  and may include,  but are not limited to, (A)
individualized  and  customized  investment  advisory  services,  including  the consideration  of shareholder  profiles and specific goals;  (B) the creation of investment  models and asset  allocation  models for use by the  shareholder  in selecting  appropriate Funds; (C) proprietary  research about investment choices and the market in general;  (D) periodic  rebalancing of shareholder accounts to ensure  compliance  with the selected asset  allocation;  (E)  consolidation  of shareholder accounts in one place; and (F) other individual  services;  provided that  if  FINRA  determines  that  any  of  the  foregoing  activities  are  not permissible, any payment for such activities will automatically cease.

SECTION 4. EFFECTIVENESS

This  Plan  has been  approved  by the  vote of both  (a) the  Board,  and (b) a majority  of those  members who are not  "interested  persons" as defined in the
1940 Act (the "Independent Members"),  and initially became effective August 29,
2003.

SECTION 5. TERM

This Plan will  continue  in full force and effect for a period of one year from the date hereof, and successive  periods of up to one year thereafter,  provided that each such  continuance is approved by a majority of (a) the Board,  and (b)
the Independent Members.

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SECTION 6. REPORTING REQUIREMENTS

The Advisor shall administer this Plan in accordance with Rule 12b-1 of the 1940
Act. The Advisor shall provide to the Board,  and the  Independent  Members will review and approve in exercise of their fiduciary duties, at least quarterly,  a written  report of the  amounts  expended  under this Plan by the  Advisor  with respect to the R Class shares of each Fund and such other  information as may be required by the 1940 Act and Rule 12b-1 thereunder.

SECTION 7. TERMINATION

This Plan may be  terminated  without  penalty at any time with respect to the R
Class  shares of any Fund by vote of a majority  of the Board,  by the vote of a majority  of the  Independent  Members,  or by the  vote  of a  majority  of the outstanding  shares of the R Class of that  Fund.  Termination  of the Plan with respect  to the R Class  shares  of one  Fund  will  not  affect  the  continued
effectiveness of this Plan with respect to the R Class shares of any other Fund.

SECTION 8. AMENDMENTS TO THIS PLAN

This Plan may not be amended to increase materially the amount of compensation a
Fund is  authorized  to pay under  SECTION 1 hereof  unless  such  amendment  is approved in the manner  provided for initial  approval in SECTION 6 hereof,  and such amendment is further  approved by a majority of the  outstanding  shares of the Fund's R Class,  and no other  material  amendment  to the Plan will be made unless  approved  in the manner  provided  for  approval  and annual  renewal in
SECTION 5 hereof.

SECTION 9. RECORDKEEPING

The Issuer will preserve copies of this Plan (including any amendments  thereto)
and any related agreements and all reports made pursuant to SECTION 6 hereof for a period of not less than six years  from the date of this  Plan,  the first two years in an easily accessible place.

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SECTION 10. INDEPENDENT MEMBERS OF THE BOARD

So long as the Plan remains in effect,  the selection and  nomination of persons to serve as  Independent  Members  shall be committed to the  discretion  of the
Independent  Members on that Board  then in office.  Notwithstanding  the above, nothing herein shall prevent the participation of other persons in the selection and  nomination  process so long as a final  decision on any such  selection  or nomination is within the discretion of, and approved by, the Independent Members so responsible.

     IN WITNESS  WHEREOF,  the Issuers  have  adopted this Plan as of January 1,
2008.

                             AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.

                             By:  /s/ Charles A. Etherington
                                  ----------------------------------------------
                                  Charles A. Etherington
                                  Senior Vice President

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                                   SCHEDULE A

                          FUNDS OFFERING R CLASS SHARES

FUNDS                                                      DATE PLAN EFFECTIVE
-----                                                      -------------------

AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.

>>       Strategic Allocation: Moderate Fund               August 29, 2003
>>       Strategic Allocation: Conservative Fund           February 24, 2005
>>       Strategic Allocation: Aggressive Fund             February 24, 2005

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